Exhibit 10.7


                             PROMISSORY NOTE


$150,000.00                                                June 30,2006


      FOR VALUE RECEIVED, GREENMAN TECHNOLOGIES INC., a Delaware corporation (the "Debtor"), promises to pay to the order of REPUBLIC SERVICES OF GEORGIA, LIMITED PARTNERSHIP, a Georgia limited partnership (the "Holder"), without offset or deduction at its office located at c/o Republic Services, Inc., 110 S.E. 6th Street, Ft. Lauderdale, FL 33301 Attn: General Counsel or at such other address as the Holder shall specify in writing, in lawful money of the United States of America, the principal sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) or such lesser amount then outstanding, together with interest on the unpaid principal balance hereof until paid at the rate and on the terms hereafter provided in this note (this "Note").

      Interest shall accrue on the outstanding principal balance hereof at the rate of ten percent (10%) per annum. Debtor shall make eleven (11) monthly payments of $5,000.00 commencing on July 31, 2006 with a final payment on June 30, 2007 of the then-remaining unpaid principal balance of this Note, plus any and all accrued and unpaid interest thereon, all without necessity of a demand notice.

      The Holder has made no commitment to extend the payment of this Note beyond the maturity date stated herein. This Note may be prepaid in whole or in part at any time prior to the maturity date stated herein and from time to time without premium or penalty.

      Interest payable hereunder shall in no event exceed the maximum rate of interest permitted under the appropriate laws applicable to this Note. If the Debtor makes payments of interest, fees or other charges however denominated, which payments result in an interest rate hereon exceeding the maximum rate of interest payable under applicable laws, then any such excess is hereby waived by the Holder and shall automatically and from the date of payment be applied in reduction of the principal balance hereof, or, if such excess is greater than the unpaid principal amount hereof, the difference shall be paid by the Holder to the Debtor.

      The outstanding balance of this Note shall be rendered immediately due and payable, without the necessity of a demand notice, in case of any of the following acts (each, an "Event of Default"):

      (a) entry of any judgment or order against the Debtor for the payment of money, if the same is not satisfied or enforcement proceedings are not stayed within sixty (60) days or if, within sixty (60) days after the expiration of any such stay, the judgment or order is not dismissed, discharged or satisfied;

      (b) appointment of a receiver, trustee, custodian or similar official, for the Debtor or any property or assets of the Debtor;

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      (c)   conveyance of any or all assets to a trustee, mortgagee or liquidating agent or assignment for the benefit of creditors by the Debtor;

      (d) commencement by the Debtor of any voluntary proceeding under any law or any jurisdiction, now or hereafter in force, relating to bankruptcy, insolvency, renegotiation of outstanding indebtedness, arrangement or otherwise to the relief of debtors or the readjustment of indebtedness; or

      (e) commencement by any creditor of any involuntary proceeding against the Debtor under any law or any jurisdiction, now or hereafter in force, relating to bankruptcy, insolvency, renegotiation of outstanding indebtedness, arrangement or otherwise to the relief of debtors or the readjustment of indebtedness, which proceeding is not dismissed or discharged within sixty (60) days after commencement.

Notwithstanding anything contained herein to the contrary, upon the occurrence of any such Event of Default, the entire outstanding amount of principal and interest of this Note shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

      The Debtor hereby expressly agrees that, upon default in the payments as set forth herein or after acceleration upon the occurrence of an Event of Default, all as herein provided, the outstanding principal balance shall bear interest at the rate equal to 18 percent (18%) per annum.

      Payments or prepayments on this Note shall be applied to amounts due hereunder in such order as the Holder may determine.

      The Debtor agrees to pay all expenses, including reasonable attorney's fees, incurred in connection with the enforcement of or in collecting this Note, in preserving or disposing of any collateral granted as security for the payment of this Note or in defending any action arising out of or in connection with this Note or the execution hereof.

      The Debtor (i) waives presentment, demand, protest and notice of dishonor and any and all lack of diligence or delays in collection or enforcement hereof,
(ii) waives all exemptions, whether homestead or otherwise, as to the obligation evidenced by this Note, (iii) waives any right that it may have to require the Holder to proceed against any other party or foreclose on any collateral given to secure the payment of this Note and (iv) agrees that, without notice to any party to this Note and without affecting any such party's liability, the Holder, at any time or times, may grant extensions of the time for any payment due on this Note, release any party from its obligation to make payments on this Note, permit the renewal of this Note or permit the substitution, exchange or release of any security for this Note.

      This Note shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon the Debtor and its heirs, personal representatives, successors and assigns and shall inure to the benefit of the Holder, its successors and assigns and any future holder hereof.


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      IN WITNESS WHEREOF, the Debtor has executed this Note as an instrument under seal as of the date first written above.


Witness:                               GREENMAN TECHNOLOGIES, INC., a
                                       Delaware corporation


By: /s/ Heidi J. Maust                By: /s/ Charles E. Coppa        (SEAL)
    --------------------------            -------------------------
Name: Heidi J. Maust                  Name: Charles E. Coppa
      ------------------------              -----------------------
                                      Title:          CFO
                                             -----------------------



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